EXHIBIT 11


SUPER FOOD SERVICES, INC.
COMPUTATION OF NET INCOME PER SHARE


                                Weighted
                                 Average
                                Number of
                                 Shares
                               Outstanding  Net Income  Per Share
                               __________________________________
February 11, 1995 - 12 Weeks

  Net Income                                $2,058,000
                               __________________________________
  Common Stock outstanding
    as of November 20, 1994    10,949,000   $2,058,000    $0.19
                               __________________________________
                               __________________________________
  Effect of outstanding
    stock options which is
    less than 3% and not
    required to be disclosed
    in the financial state-
    ments (253,000 shares)         78,000
                               __________________________________
                               11,027,000   $2,058,000    $0.19
                               __________________________________
                               __________________________________

February 11, 1995 - 24 Weeks

  Net Income                                $4,439,000
                               __________________________________
  Common Stock outstanding
    as of August 28, 1994      10,949,000   $4,439,000    $0.41
                               __________________________________
                               __________________________________
  Effect of outstanding
    stock options which is
    less than 3% and not
    required to be disclosed
    in the financial state-
    ments (253,000 shares)         78,000
                               __________________________________
                               11,027,000   $4,439,000    $0.40
                               __________________________________
                               __________________________________

February 10, 1996 - 12 Weeks

  Net Income                                $2,299,000
                               __________________________________
  Common Stock outstanding
    as of November 19, 1995    10,997,000   $2,299,000    $0.21
                               __________________________________
                               __________________________________
  Effect of outstanding
    stock options which is
    less than 3% and not
    required to be disclosed
    in the financial state-
    ments (250,000 shares)         78,000
                               __________________________________
                               11,075,000   $2,299,000    $0.21
                               __________________________________
                               __________________________________

February 10, 1996 - 24 Weeks

  Net Income                                $4,994,000
                               __________________________________
  Common Stock outstanding
    as of August 27, 1995      10,949,000   $4,994,000    $0.46
                               __________________________________
                               __________________________________
  Effect of outstanding
    stock options which is
    less than 3% and not
    required to be disclosed
    in the financial state-
    ments (250,000 shares)         78,000
                               __________________________________
                               11,027,000   $4,994,000    $0.45
                               __________________________________
                               __________________________________